Exhibit 32.1

CERTIFICATION

John C. Miller
President and Chief Executive Officer of Denny’s Corporation

and

F. Mark Wolfinger
Executive Vice President, Chief Administrative Officer and Chief Financial Officer

Pursuant to 18 U.S.C. Section 1350,
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Denny’s Corporation (the “Company”) on Form 10-K for the fiscal year ended December 26, 2012 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, John C. Miller, President and Chief Executive Officer of the Company, and I, F. Mark Wolfinger, Executive Vice President, Chief Administrative Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 11, 2013	By:	/s/ John C. Miller
John C. Miller
President and Chief Executive Officer

Date: March 11, 2013	By:	/s/ F. Mark Wolfinger
F. Mark Wolfinger
Executive Vice President,
Chief Administrative Officer and
Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Denny’s Corporation and will be retained by Denny’s Corporation and furnished to the Securities and Exchange Commission or its staff upon request.